UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 13, 2007

Titan Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13341	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-244-4990

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2007, Titan Pharmaceuticals, Inc. (the “Company”) amended certain provisions of the employment agreements with each of Sunil Bhonsle, the Company’s Executive Vice President and Chief Operating Officer, and Robert Farrell, the Company’s Chief Financial Officer. These amendments are being made to maintain parity with other employment agreements recently entered into by the Company. As amended, the agreements provide that such individuals will be entitled to 12 months’ severance in the event that their employment is terminated by the Company without cause or is terminated by them for good reason, as such terms are defined in the agreements. The agreements formerly provided for nine months’ severance in the event of termination without cause. The amendment includes a provision for the continued vesting of the employees’ stock options during the severance period in the event of termination without cause or for good reason, as well as an increase in the payment upon death or disability from three months to six months of salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Marc Rubin
Name: Marc Rubin
Title: Chief Executive Officer

Dated: December 14 , 2007

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